Exhibit 99

IKON AND GE COMMERCIAL FINANCE COMPLETE TRANSACTION FOR CANADIAN LEASING BUSINESS

Strategic Alliance with GE Expands IKON Financial Services

Valley Forge, Pennsylvania – June 30, 2004 – IKON Office Solutions, Inc. (NYSE:IKN) today announced the completion of its transaction with GE Commercial Finance (“GE”) for its Canadian leasing business, which was announced on March 31, 2004. As part of the transaction, and subject to certain post-closing adjustments, IKON will sell certain assets, and GE will assume certain obligations, relating to IKON’s leasing operations in Canada for approximately CDN$215 million in gross proceeds. IKON has also entered into a Program Agreement with GE Commercial Finance for the funding and servicing of IKON’s lease originations in Canada. A portion of the proceeds from the transaction will be used to pay down the Company’s Canadian lease-supported debt, totaling approximately CDN$85 million.

GE Commercial Finance is now the Company’s preferred lease-financing source in North America, building on the early success of a similar transaction in the U.S. completed earlier this year, and will operate IKON’s lease financing program in the U.S. and Canada under the name IKON Financial ServicesSM. Like the U.S. transaction, IKON will receive an origination fee of three percent on all new lease originations funded by GE in Canada.

“The dedication of a world-class financial services company such as GE Commercial Finance brings great value to IKON, our customers and our shareholders,” stated Matthew J. Espe, Chairman and Chief Executive Officer, IKON Office Solutions. “This transaction furthers IKON’s financial flexibility, operating performance, and future growth opportunities as the pre-eminent channel for document management solutions and services in the world. At the same time, IKON customers in Canada will have uninterrupted lease financing within a strong leasing program built on a high quality portfolio, industry-leading financing programs and exceptional customer service.”

About IKON

IKON Office Solutions (www.ikon.com) integrates imaging systems and services that help businesses manage document workflow and increase efficiency. As the world’s largest independent distribution channel for copier and printer technologies, IKON offers best-in-class systems from leading manufacturers such as Canon, Ricoh and HP and service support through its team of 7,000 service professionals worldwide. IKON also represents the industry’s broadest portfolio of document management services: outsourcing and professional services, on-site copy and mailroom management, fleet management, off-site digital printing solutions, and customized workflow and imaging application development, as well as equipment lease financing. With Fiscal 2003 revenues of $4.7 billion, IKON has approximately 600 locations throughout North America and Europe.

About GE Commercial Finance

GE Commercial Finance offers businesses of all sizes an array of financial services and products worldwide. With approximately $217 billion in assets and an expertise in the mid-market segment, GE Commercial Finance provides loans, operating leases, financing programs and innovative structured capital to help customers grow. A wholly owned subsidiary of the General Electric Company, GE Commercial Finance is headquartered in Stamford, Connecticut, USA. GE (NYSE:GE) is a diversified technology, media and financial services company dedicated to creating products that make life better. From aircraft engines and power generation to financial services, medical imaging, television programming and plastics, GE operates in more than 100 countries and employs more than 300,000 people worldwide. For more information, visit the company’s web site at http://www.ge.com.

This news release includes information which may constitute forward-looking statements within the meaning of the federal securities laws. These forward-looking statements include, but are not limited to expected proceeds from the transaction; use of proceeds from the transaction; and expected benefits from the transaction. Although IKON believes the expectations contained in such forward-looking statements are reasonable, it can give no assurances that such expectations will prove correct. Such forward-looking statements are based upon management’s current plans or expectations and are subject to a number of risks and uncertainties, including, but not limited to: risks and uncertainties relating to conducting operations in a competitive environment and a changing industry; delays, difficulties, management transitions and employment issues associated with consolidation of, and/or changes in business operations; the implementation, timing and cost of the e-IKON initiative; risks and uncertainties associated with existing or future vendor relationships; and general economic conditions. Certain additional risks and uncertainties are set forth in IKON’s 2003 Annual Report on Form 10-K filed with the Securities and Exchange Commission. As a consequence of these and other risks and uncertainties, IKON’s current plans, anticipated actions and future financial condition and results may differ materially from those expressed in any forward-looking statements.

(GIKN)

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